                                                                  EXHIBIT (h)(6)

                         ADDENDUM TO AGENCY AGREEMENT

     The Agency Agreement, made the 1st day of July, 1990 and subsequently amended on January 4, 1994, August 15, 1994, November 20, 1995, December 18, 1998, and August 27, 1999, by and between PACIFIC SELECT FUND ("Fund"), a Massachusetts business trust having its principal place of business at 700 Newport Center Drive, Newport Beach, CA 92660, and PACIFIC LIFE INSURANCE COMPANY ("Pacific Life"), a California corporation, having its principal place of business at 700 Newport Center Drive, Newport Beach, California 92660, (the "Agreement") is hereby amended by the addition of the provisions set forth in this Addendum to the Agreement ("Addendum"), which is made this 28th day of January, 2000.



     1. Effective May 1, 2000, the Schedule of Portfolios attached to the Agreement is amended as shown on the Schedule of Portfolios attached to this Addendum.

     IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed by their officers designated below on the date written above.



                              PACIFIC SELECT FUND



Attest: /s/ AUDREY L. MILFS            By: /s/ THOMAS C. SUTTON
       ----------------------             ------------------------
Name:  Audrey L. Milfs                 Name: Thomas C. Sutton
Title: Secretary                       Title: Chairman of the Board and Trustee



                         PACIFIC LIFE INSURANCE COMPANY



Attest: /s/ AUDREY L. MILFS            By: /s/ THOMAS C. SUTTON
       ----------------------             ------------------------
Name:  Audrey L. Milfs                 Name: Thomas C. Sutton
Title: Secretary                       Title: Chairman and CEO



Attest: /s/ AUDREY L. MILFS            By: /s/ GLENN S. SCHAFER
       ----------------------             -------------------------
Name:  Audrey L. Milfs                 Name: Glenn S. Schafer
Title: Secretary                       Title: President

                             Schedule of Portfolios



Portfolios for which services are rendered:


                             Money Market Portfolio
                            High Yield Bond Portfolio
                             Managed Bond Portfolio
                         Government Securities Portfolio
                           Small-Cap Equity Portfolio
                           Aggressive Equity Portfolio
                               Growth LT Portfolio
                             Equity Income Portfolio
                            Multi-Strategy Portfolio
                            Large-Cap Value Portfolio
                             Mid-Cap Value Portfolio
                                Equity Portfolio
                            Bond and Income Portfolio
                             Equity Index Portfolio
                            Small-Cap Index Portfolio
                                 REIT Portfolio
                          International Value Portfolio
                           Emerging Markets Portfolio
                        International Large-Cap Portfolio
                         Diversified Research Portfolio
                           I-Net Tollkeeper Portfolio